Exhibit 99

                                 PROXY

                    LEBANON CITIZENS NATIONAL BANK
                               P.O. Box 59
                          Lebanon, Ohio 45036

        PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR
                           ________________, 1999

THIS PROXY IS SOLICITED BY MANAGEMENT AND UNLESS OTHERWISE MARKED
WILL BE VOTED FOR THE PROPOSAL.

The undersigned, having received notice of the Special Meeting of Shareholders of Lebanon Citizens National Bank, Lebanon, Ohio to be held at 10:00 a.m., Tuesday, _______________, 1999, at the main office of the bank, located at 2 North Broadway, Lebanon, Ohio, hereby designates and appoints ______________________________________, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of Lebanon Citizens National Bank which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

Management recommends a vote FOR the proposal.

Proposal  To vote on the approval of the following Resolution:

RESOLVED, Lebanon Citizens National Bank reorganize into a bank holding company structure as described in the Proxy Statement/Prospectus and the Appendices attached to the Proxy Statement/Prospectus that the Lebanon Citizens National Bank sent with the Proxy Statement/Prospectus sent to the shareholders.

     FOR______         AGAINST______             ABSTAIN______

If this Proxy is properly signed but one or more of the above ballots are not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion. It is the present intention of such proxies to vote for the election of directors as nominated herein, for the merger proposal and for the ratification of the auditors, and in the best interest of Lebanon Citizens, in the judgment of the proxies, concerning any other matters presented at the meeting.

The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting. The Proxy may be revoked by a later dated Proxy, by giving written notice to Lebanon Citizens at any time before the Proxy is voted, or in open meeting.


DATED:________________               _______________________
                                     Signature

_________________________________    _______________________
(Number of Shares)                   Signature

(Please sign Proxy as your name appears on your stock certificate(s). Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES
ARE HEREBY REVOKED

Please date, sign, and mail this proxy to the Proxy Committee, in care of Lebanon Citizens National Bank, P.O. Box 59, Lebanon, Ohio 45036. A pre-addressed envelope is enclosed.